Exhibit 99.1

SATCON® REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

Boston, Massachusetts — November 8, 2011 - Satcon Technology Corporation® (NASDAQ CM:SATC), a leading provider of utility scale power conversion solutions for the renewable energy market, today announced its results for the third quarter ended September 30, 2011.

Revenue for the third quarter of 2011 was $45.0 million, in line with the company’s previously announced guidance of $45-$52 million, and flat compared with revenue of $45.5 million in the second quarter of 2011.  North America continued to be the company’s strongest performing region in Q3, representing 91% of total revenue, with 2% coming from Asia and 7% from Europe.  For the first nine months of 2011, revenue was $152.5 million, an increase of 51% over the same period last year.

Gross margin for the quarter was 12%, compared with 8% in the second quarter of 2011.  The incremental improvement in gross margin was a result of the company’s cost reduction programs and continued product innovation, including the expansion of its 1.25MW Prism Platform solution.

During the third quarter, the company shipped 181MWs of its industry-leading PowerGate® Plus, Prism® Platform, and Equinox® solutions.  For the first nine months of 2011, total megawatts shipped equaled 653, a 68% increased over total megawatts shipped in the same period last year.

“The demand for our large scale inverter solutions has remained strong, particularly in North America, where we experienced robust growth in the first nine months of the year,” said Steve Rhoades, Satcon’s President and Chief Executive Officer.  “Shipments into North America during this period increased 168% compared with 2010, and global shipments grew 68%.”

At September 30, 2011, the company’s backlog, which consists of purchase orders from its customers, was $43.1 million.  Backlog from North America represented 75% of orders to be delivered.  Asia contributed 17%, while Europe contributed 8%.

“As we look to the remainder of 2011, we expect fourth-quarter revenue to be in the range of $37 million to $42 million,” continued Rhoades.  “While the slowdown in the worldwide demand for solar has caused 2011 to perform below expectations, we remain optimistic about the future and continue to expect the long term growth of our business to come from North America, with increasing opportunity coming from Asia.  We have identified the necessary measures that will enable the company to continue to compete successfully in these regions, and believe we are now on a path to sustainable growth and margin expansion.”

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, November 8, 2011 at 9:00 a.m. ET.  During the conference call, the company may answer questions concerning business and financial developments and trends, and other business and financial matters. The company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the company’s website at http://investor.satcon.com.  The conference call also can be accessed by dialing (877) 407-8289 (U.S. and Canada) or (201) 689-8341 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility-grade power conversion solutions for the renewable energy market, enabling the industry’s most advanced, reliable and proven clean energy alternatives.  For more than ten years, Satcon has designed and delivered advanced power conversion products that enable large-scale producers of renewable energy to convert the clean energy they produce into grid-connected efficient and reliable power.  To learn more about Satcon, please visit http://www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact

Leah Gibson

Director of Investor Relations

Satcon Technology Corporation
(617) 910-5515
leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$18,141,139	$30,094,162
Accounts receivable, net of allowance of $1,923,810 and $974,887 at September 30, 2011 and December 31, 2010, respectively	55,830,653	73,713,308
Unbilled contract costs and fees	174,342	174,342
Inventory	81,331,470	40,542,893
Note receivable	4,224,393	—
Prepaid expenses and other current assets	5,014,949	4,254,246

Total current assets	164,716,946	148,778,951
Property and equipment, net	11,100,309	7,284,285
Other long-term assets	676,990	—

Total assets	$176,494,245	$156,063,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$34,675,000	$15,000,000
Accounts payable	58,556,349	45,060,537
Accrued payroll and payroll related expenses	2,518,574	4,476,685
Other accrued expenses	6,094,151	6,824,388
Accrued contract loss	293,749	—
Accrued restructuring costs	584,947	49,203
Note payable, current portion, net of discount of $365,267 and $434,247 at September 30, 2011 and December 31, 2010, respectively	3,737,534	2,107,473
Current portion of subordinated convertible notes	8,380,952	—
Current portion of deferred revenue	3,330,034	8,099,852
Total current liabilities	118,171,290	81,618,138

Warrant liabilities	272,106	5,454,109
Note payable, net of current portion and discount of $184,180 and $399,589 at September 30, 2011 and December 31, 2010, respectively	6,149,378	9,058,691
Long-term subordinated convertible notes, net of current portion	6,869,048	—
Deferred revenue, net of current portion	20,901,778	11,622,918
Other long-term liabilities	703,205	318,151
Total liabilities	153,066,805	108,072,007
Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.01 par value 1,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Common stock; $0.01 par value, 200,000,000 shares authorized; 119,769,317 and 117,911,278 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	1,197,693	1,179,113
Additional paid-in capital	302,591,358	291,717,323
Accumulated deficit	(278,932,043)	(243,475,639)
Accumulated other comprehensive loss	(1,429,568)	(1,429,568)
Total stockholders’ equity	23,427,440	47,991,229
Total liabilities and stockholders’ equity	$176,494,245	$156,063,236

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Product revenue	$45,010,135	$58,381,821	$152,512,108	$100,741,773

Cost of product revenue	39,714,465	42,678,081	128,713,129	77,267,220

Gross margin	5,295,670	15,703,740	23,798,979	23,474,553

Operating expenses:
Research and development	5,702,626	4,320,274	21,557,347	9,763,129
Selling, general and administrative	11,304,440	9,677,483	34,426,344	23,539,849
Restructuring charge	60,716	—	1,194,970	783,701

Total operating expenses from continuing operations	17,067,782	13,997,757	57,178,661	34,086,679

Operating loss from continuing operations	(11,772,112)	1,705,983	(33,379,682)	(10,612,126)

Change in fair value of subordinated convertible notes and warrant liabilities	1,953,728	(1,269,118)	3,100,911	(1,038,105)
Other (loss) income, net	(1,037,993)	340,387	(1,372,385)	20,929
Interest income	141,847	—	325,123	185
Interest expense	(1,078,901)	(628,255)	(3,690,546)	(917,651)
Income (loss) from continuing operations before income taxes	(11,793,431)	148,997	(35,016,579)	(12,546,768)
Provision for income taxes	296,604	—	439,825	—
Income (loss) from continuing operations, net of income taxes	(12,090,035)	148,997	(35,456,404)	(12,546,768)
Gain on sale of discontinued operations, net of income taxes	—	—	—	500,217
Income from discontinued operations, net of income taxes	—	—	—	31,390
Net income (loss)	(12,090,035)	148,997	(35,456,404)	(12,015,161)
Deemed dividend and accretion on Series C preferred stock	—	(1,359,514)	—	(4,167,639)
Dividend on Series C preferred stock	—	(384,613)	—	(1,108,370)
Net loss attributable to common stockholders	$(12,090,035)	$(1,595,130)	$(35,456,404)	$(17,291,170)

Net loss per weighted average share, basic and diluted:
From loss from continuing operations net of income tax and before discontinued operations attributable to common stockholders	$(0.10)	$(0.02)	$(0.30)	$(0.25)
From income from discontinued operations	—	—	—	$0.01
From gain on sale of discontinued operations	—	—	—	—
Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.10)	$(0.02)	$(0.30)	$(0.24)

Weighted average number of common shares, basic and diluted	119,621,318	75,467,911	118,726,322	72,633,858